EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Occam Networks, Inc., a Delaware corporation of our report dated February 6, 2002 with respect to the audited financial statements of Occam Networks Inc., a California corporation, as of December 31, 2001 and 2000 referenced in the Annual Report on Form 10-K filed by Occam Networks, Inc. (No. 000-30741).

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

Woodland Hills, California

August 13, 2003